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                                                                      EXHIBIT 15

                       INDEPENDENT ACCOUNTANTS' CONSENT
                       --------------------------------

Image Entertainment, Inc.
Chatsworth, California

Gentlemen:

Re:  Registration Statement Nos. 33-43241, 33-55393 and 33-57336

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated August 2, 2001 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


                                 /s/ KPMG LLP


Los Angeles, California
August 9, 2001